EXHIBIT 99.1

NOTICE OF GUARANTEED DELIVERY

FOR RIGHTS TO ACQUIRE SERIES AA CONVERTIBLE PREFERRED STOCK

TO

KNOLOGY, INC.

This form (this “Notice of Guaranteed Delivery”), must be used to exercise the non-transferable subscription rights (the “Rights”) to acquire Series AA Convertible preferred stock, par value $.01 per share (“Series AA Preferred Stock”), of Knology, Inc., a Delaware corporation (the “Company”), pursuant to the rights offering (the “Rights Offering”) described in the Company’s prospectus, dated                     , 2005 (the “Prospectus”), if a holder of Rights cannot deliver the subscription rights certificate(s) evidencing the Rights (the “Subscription Rights Certificate(s)”) to the subscription agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., Eastern time, on                     , 2005, unless extended by the Company (the “Expiration Time”). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Time. Payment of the subscription price (the “Subscription Price”) of $10.00 per share for each share of Series AA Preferred Stock of the Company subscribed for upon exercise of the Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to the Expiration Time even if the Subscription Rights Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. See the section in the Prospectus captioned “The Rights Offering—Guaranteed Delivery Procedures”.

The Subscription Agent is Wachovia Bank, N.A. DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH BELOW OR TRANSMISSION VIA A FACSIMILE MACHINE OTHER THAN AS SET FORTH BELOW DOES NOT CONSTITUTE A VALID DELIVERY.

By Mail:	By Overnight Courier:	By Hand:

Knology, Inc. c/o Wachovia Bank,, N.A. Attn: Corporate Actions-NC 1153 1525 West W.T. Harris Blvd, 3C3 Charlotte, NC 28262-8522	Knology, Inc. c/o Wachovia Bank,, N.A. Attn: Corporate Actions-NC 1153 1525 West W.T. Harris Blvd, 3C3 Charlotte, NC 28262-8522	Knology, Inc. c/o Wachovia Bank,, N.A. Attn: Corporate Actions-NC 1153 1525 West W.T. Harris Blvd, 3C3 Charlotte, NC 28262-8522

Facsimile Transmission: (Eligible Institutions Only) 1- - -	To confirm receipt of facsimile only: 1-800-829-8432

Ladies and Gentlemen:

The undersigned hereby represents that he or she is the holder of Subscription Rights Certificate(s) representing                      Rights and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before the Expiration Time. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise:

(i) the basic subscription privilege (the “Basic Subscription Privilege”) to subscribe for                      shares of Series AA Preferred Stock represented by such Subscription Rights Certificate(s), and,

(ii) if the Basic Subscription Privilege is exercised in full, the oversubscription privilege (the “Oversubscription Privilege”) of an additional                      shares of Series AA Preferred Stock (subject to proration as described in the Prospectus).

The undersigned understands that payment of the Subscription Price of $10.00 per share for each share of Series AA Preferred Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege must be received by the Subscription Agent at or before the Expiration Time and represents that such payment, in the aggregate amount of $             , either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith;

☐	will be delivered to the Subscription Agent prior to the Expiration Time; or

☐	has been delivered separately to the Subscription Agent, and is or was delivered in the manner set forth below (check appropriate box);

☐	certified check

☐	money order

☐	wire transfer

This Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned and shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s):
		Address	Telephone Number

Name(s):
	Print or Type	City, State and Zip Code	Subscription Rights Certificate No(s) (If Available)

Signature(s):
		Address	Telephone Number

Name(s):
	Print or Type	City, State and Zip Code	Subscription Rights Certificate No(s) (If Available)

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR RIGHTS CERTIFICATE SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or another “Eligible Guarantor Institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that within three business days from the date of receipt by the Subscription Agent of this Notice of Guaranteed Delivery, the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents.

Name of Firm	Authorized Signature	Date

Address	Name (Print or Type)	Telephone Number

City, State and Zip Code	Title

The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

DO NOT SEND SUBSCRIPTION RIGHTS CERTIFICATES WITH THIS FORM